Exhibit 21.1

List of Subsidiaries of Ingersoll-Rand U.S. HoldCo, Inc.

The following entities are expected to be subsidiaries of Ingersoll-Rand U.S. HoldCo, Inc. upon completion of the distribution described in the proxy statement/prospectus-information statement of Gardner Denver Holdings, Inc.:

Name of Subsidiary	Jurisdiction of Formation
Accudyne Industries Acquisition S.à r.l.	Luxembourg
Accudyne Industries Asia Pte. Ltd.	Singapore
Accudyne Industries Borrower S.C.A.	Luxembourg
Accudyne Industries Canada Inc.	Canada
Accudyne Industries India Private Limited	India
Accudyne Industries Middle East FZE	United Arab Emirates
Accudyne Industries S.àr.l.	Luxembourg
Accudyne Industries Services Limited	United Kingdom
Accudyne Industries, LLC	United States
Club Car Limited	New Zealand
Club Car, LLC	United States
Comercial Ingersoll-Rand (Chile) Limitada	Chile
Comingersoll Comercio e Industria de Equipamentos S.A.	Portugal
Dosatron International SAS	France
Flex Energy Holdings, LLC	United States
GHH-Rand Schraubenkompressoren GmbH	Germany
Golf Academies Limited	United Kingdom
GPS Industries, LLC	United States
GPSI Holdings, LLC	United States
GPSI Leasing II – Accord, LLC	United States

GPSI Leasing, LLC	United States
GPSI Telematics LLC	United States
Haskel Europe Ltd.	United Kingdom
Haskel France SAS	France
Haskel Holdings UK, Limited	United Kingdom
Haskel International, LLC	United States
Haskel Sistemsas de Fluidos España, S.R.L.	Spain
Hibon Inc.	Canada
Ingersoll Rand ITS Japan Ltd	Japan
Ingersoll Rand, S.A. de C.V.	Mexico
Ingersoll-Rand (Australia) Ltd.	Australia
Ingersoll-Rand (Chang Zhou) Tools Co., Ltd.	China
Ingersoll-Rand (China) Industrial Equipment Manufacturing Co., Ltd.	China
Ingersoll-Rand (China) Investment Company Limited	China
Ingersoll-Rand (Guilin) Tools Company Limited	China
Ingersoll-Rand (Hong Kong) Holding Company Limited	Hong Kong
Ingersoll-Rand (India) Limited	India
Ingersoll-Rand (Shanghai) Trading Co., Ltd.	China
Ingersoll-Rand AB	Sweden
Ingersoll-Rand Air Solutions Hibon Sarl	France
Ingersoll-Rand Beteiligungs und Grundstucksverwaltungs GmbH	Germany
Ingersoll-Rand China, LLC	United States
Ingersoll-Rand Colombia S.A.S.	Colombia
Ingersoll-Rand Comércio e Serviços de Máquinas e Equipamentos Industriais Ltda.	Brazil

Ingersoll-Rand Company Limited (UK)	United Kingdom
Ingersoll-Rand Company South Africa (Pty) Limited	South Africa
Ingersoll-Rand CZ s.r.o.	Czech Republic
Ingersoll-Rand de México, Sociedad. De Responsabilidad Limitada De Capital Variable	Mexico
Ingersoll-Rand de Puerto Rico, Inc.	Puerto Rico
Ingersoll-Rand Equipements de Production S.A.S.	France
Ingersoll-Rand Holdings Limited	United Kingdom
Ingersoll-Rand Industrial Company B.V.	Netherlands
Ingersoll-Rand Industrial Ireland Limited	Ireland
Ingersoll-Rand Industrial sp. z o.o	Poland
Ingersoll-Rand Industrial U.S., Inc.	United States
Ingersoll-Rand International (India) Private Limited	India
Ingersoll-Rand International Holding LLC	United States
Ingersoll-Rand Italia S.r.l.	Italy
Ingersoll-Rand Italiana S.r.l.	Italy
Ingersoll-Rand Korea Holding LLC	United States
Ingersoll-Rand Korea Limited	Korea
Ingersoll-Rand Lux Investments S.à.r.l.	Luxembourg
Ingersoll-Rand Luxembourg Industrial Company S.à.r.l.	Luxembourg
Ingersoll-Rand Luxembourg Investments II Sarl	Luxembourg
Ingersoll-Rand Machinery (Shanghai) Co. Limited	China
Ingersoll-Rand Malaysia Co. SDN. BHD.	Malaysia
Ingersoll-Rand Philippines, Inc.	Philippines

Ingersoll-Rand Services and Trading Limited Liability Company	Russia
Ingersoll-Rand Services Company	United States
Ingersoll-Rand Services Limited	United Kingdom
Ingersoll-Rand Singapore Enterprises Pte. Ltd	Singapore
Ingersoll-Rand South East Asia (Pte.) Ltd.	Singapore
Ingersoll-Rand Spain, S.r.l.	Spain
Ingersoll-Rand Superay Holdings Limited	Hong Kong
Ingersoll-Rand Technical and Services Limited	Ireland
Ingersoll-Rand Technical and Services S.á.r.l.	Switzerland
Ingersoll-Rand Technologies and Services Private Limited	India
Ingersoll-Rand Tool Holdings Limited	Hong Kong
Ingersoll-Rand Trading GmbH	Germany
Ingersoll-Rand Ukraine Limited Liability Company	Ukraine
Ingersoll-Rand U.S. Holdco, Inc.	United States
Ingersoll-Rand Vietnam Company Limited	Vietnam
IR Canada Holdings ULC	Canada
IR Canada Sales & Service ULC	Canada
IR France SAS	France
MB Air Systems Limited	United Kingdom
Milton Roy (Hong Kong) Limited	Hong Kong
Milton Roy (UK) Limited	United Kingdom
Milton Roy Europa B.V.	Netherlands
Milton Roy Europe SAS	France
Milton Roy Iberica, S.A.	Spain

Milton Roy Industrial (Shanghai) Co., Ltd.	China
Milton Roy US Purchaser, Inc.	United States
Milton Roy, LLC	United States
Officina Meccaniche Industrial SRL (OMI)	Italy
Plurifiter D.o.o.	Slovenia
PT Ingersoll-Rand Indonesia	Indonesia
Shanghai Ingersoll-Rand Compressor Limited	China
Zeks Compressed Air Solutions LLC	United States